CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report, dated October 13, 2009, except for Note 5, as to which the date is March 2, 2010, in the second amendment to the Registration Statement on Form S-1/A, as filed on April 2, 2010, with respect to the financial statements of Stone Harbor Investments, Inc. (a development stage company) for the period from inception (May 14, 2009) to June 30, 2009 and the reference to our firm under the heading “Experts” in the Registration Statement.

Brimmer, Burek & Keelan, LLP

Tampa, Florida
April 2, 2010